UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2012

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

(Exact name of registrant as specified in its charter)

Texas	1-3187	22-3865106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

CENTERPOINT ENERGY TRANSITION BOND COMPANY IV, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-177662-01	45-3687039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana, Suite 4664B Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-5776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 11, 2012, CenterPoint Energy Transition Bond Company IV, LLC (the “Company”) and its sole member, CenterPoint Energy Houston Electric, LLC (“CenterPoint Houston”), entered into an Underwriting Agreement with the underwriters named therein on Schedule II thereto relating to the issuance and sale of $1,695,000,000 aggregate principal amount of 2012 Senior Secured Transition Bonds (the “Bonds”) of the Company.

In connection with the issuance and sale of the Bonds, the Company and CenterPoint Houston will enter into the agreements described below on January 19, 2012, the scheduled closing date of the issuance and sale of the Bonds. The descriptions of these agreements are qualified in their entirety by reference to the agreements themselves, which are filed as exhibits to this report and incorporated in this Item 1.01 by reference.

Transition Property Sale Agreement

This agreement provides for the purchase by the Company of CenterPoint Houston’s transition property for approximately $1,684.6 million, which generally consists of all the rights and interests under a financing order issued by the Public Utility Commission of Texas, including the right to impose, collect and receive, through transition charges payable by retail electric customers within CenterPoint Houston’s service territory, certain costs of CenterPoint Houston authorized in the financing order and to recover transition charges in amounts sufficient to pay principal and interest and to make other deposits in connection with the Bonds. CenterPoint Houston, as seller, agrees to indemnify the Company and the trustee for the Bonds, for itself and on behalf of the holders of the Bonds, for certain tax matters and for breaches of its representations, warranties and covenants in this agreement.

Transition Property Servicing Agreement

This agreement provides that CenterPoint Houston, as servicer, will manage, service, administer and make collections in respect of the transition property. The servicer’s duties include calculating and billing transition charges, obtaining meter reads, collecting the transition charges, remitting the transition charges to the trustee for the Bonds and petitioning the Public Utility Commission of Texas for adjustments to the transition charges as necessary. CenterPoint Houston’s annual servicing fee will be 0.05% of the initial principal amount of the Bonds. CenterPoint Houston, as servicer, agrees to indemnify the Company and the trustee for the Bonds, for itself and on behalf of the holders of the Bonds, for the servicer’s willful misconduct, bad faith or negligence in the performance of, or reckless disregard of, its duties and for breaches of its representations, warranties and covenants in this agreement.

Administration Agreement

Under this agreement, CenterPoint Houston will provide administrative services to the Company, and the Company will pay CenterPoint Houston a fixed fee for performing these services, plus all reimbursable expenses.

Item 8.01 Other Events.

In connection with the scheduled closing of the issuance of the Bonds, the Company and CenterPoint Houston are filing with this report certain forms of agreements listed under Item 9.01 below.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibits 1.1, 10.1, 10.2, 10.3 and 10.4 are filed by the Company and CenterPoint Houston; the remaining exhibits are filed separately by the Company.

Agreements and forms of agreements included as exhibits are included only to provide information to investors regarding their terms. Agreements and forms of agreements listed below may contain representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and no such agreement or form of agreement should be relied upon as constituting or providing any factual disclosures about the Company, CenterPoint Houston, any other persons, any state of affairs or other matters.

1.1	Underwriting Agreement relating to the Bonds dated January 11, 2012

3.1	Form of Amended and Restated Limited Liability Company Agreement of the Company, to be dated as of January 19, 2012

4.1	Form of Indenture, to be dated as of January 19, 2012

4.2	Form of First Supplemental Indenture relating to the Bonds, to be dated as of January 19, 2012

4.3	Form of Bond (included in Exhibit 4.2)

10.1	Form of Transition Property Sale Agreement, to be dated as of January 19, 2012

10.2	Form of Transition Property Servicing Agreement, to be dated as of January 19, 2012

10.3	Form of Administration Agreement, to be dated as of January 19, 2012

10.4	Form of Intercreditor Agreement, to be dated as of January 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 18, 2012

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

By:	/s/ Christopher J. Arntzen
Christopher J. Arntzen
Vice President, Deputy General Counsel and Assistant Secretary

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 18, 2012

CENTERPOINT ENERGY TRANSITION BOND COMPANY IV, LLC

By:	/s/ Christopher J. Arntzen
Christopher J. Arntzen
Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement relating to the Bonds dated January 11, 2012

3.1	Form of Amended and Restated Limited Liability Company Agreement of the Company, to be dated as of January 19, 2012

4.1	Form of Indenture, to be dated as of January 19, 2012

4.2	Form of First Supplemental Indenture relating to the Bonds, to be dated as of January 19, 2012

4.3	Form of Bond (included in Exhibit 4.2)

10.1	Form of Transition Property Sale Agreement, to be dated as of January 19, 2012

10.2	Form of Transition Property Servicing Agreement, to be dated as of January 19, 2012

10.3	Form of Administration Agreement, to be dated as of January 19, 2012

10.4	Form of Intercreditor Agreement, to be dated as of January 19, 2012